                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                             SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        Sterigenics International, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

          ---------------------------------------------------------------------

                         STERIGENICS INTERNATIONAL, INC.
                               4020 CLIPPER COURT
                            FREMONT, CALIFORNIA 94538


                                  July 1, 1998


TO THE STOCKHOLDERS OF STERIGENICS INTERNATIONAL, INC.

Dear Stockholder:

           You are cordially invited to attend the Annual Meeting of Stockholders of SteriGenics International, Inc. (the "Company"), which will be held at the Four Points Sheraton Hotel, 5121 Hopyard Road, Pleasanton, California, on Wednesday, August 5, 1998, at 9:00 a.m.

           Details of the business to be conducted at the Annual Meeting are given in the attached Proxy Statement and Notice of Annual Meeting of Stockholders.

           It is important that your shares be represented and voted at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. Returning the proxy does NOT deprive you of your right to attend the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.

           On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company. We look forward to seeing you at the Annual Meeting.



                                               Sincerely,


                                               /s/ CHARLES W. KING, JR.
                                               Charles W. King, Jr.
                                               Chairman of the Board

                         STERIGENICS INTERNATIONAL, INC.
                               4020 CLIPPER COURT
                            FREMONT, CALIFORNIA 94538


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD AUGUST 5, 1998

           The Annual Meeting of Stockholders (the "Annual Meeting") of SteriGenics International, Inc. (the "Company") will be held at the Four Points Sheraton Hotel, 5121 Hopyard Road, Pleasanton, California, on Wednesday, August 5, 1998, at 9:00 a.m. for the following purposes:

           1. To elect four directors of the Board of Directors to serve until the next Annual Meeting or until their successors have been duly elected and qualified;

           2. To ratify the appointment of Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending March 31, 1999; and

           3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

           The foregoing items of business are more fully described in the attached Proxy Statement.

           Only stockholders of record at the close of business on June 22, 1998 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. A list of such stockholders will be available for inspection at the Company's headquarters located at 4020 Clipper Court, Fremont, California, during ordinary business hours for the ten day period prior to the Annual Meeting.

                                         BY ORDER OF THE BOARD OF DIRECTORS,



                                         /s/ Carla S. Newell
                                         Carla S. Newell
                                         Secretary

Fremont, California
July 1, 1998


                                    IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

                         STERIGENICS INTERNATIONAL, INC.
                               4020 CLIPPER COURT
                            FREMONT, CALIFORNIA 94538


                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD AUGUST 5, 1998

           These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors of SteriGenics International, Inc., a Delaware corporation (the "Company"), for the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Four Points Sheraton Hotel, 5121 Hopyard Road, Pleasanton, California, on Wednesday, August 5, 1998, at 9:00 a.m., and at any adjournment or postponement of the Annual Meeting. These proxy materials were first mailed to stockholders on or about July 1, 1998.


                               PURPOSE OF MEETING

           The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement.

                    VOTING RIGHTS AND SOLICITATION OF PROXIES

           The Company's Common Stock is the only type of security entitled to vote at the Annual Meeting. On June 22, 1998, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were 7,721,846 shares of Common Stock outstanding. Each stockholder of record on June 22, 1998 is entitled to one vote for each share of Common Stock held by such stockholder on June 22, 1998. Shares of Common Stock may not be voted cumulatively. All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

QUORUM REQUIRED

           The Company's bylaws provide that the holders of a majority of the Company's Common Stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

VOTES REQUIRED

           PROPOSAL 1. Directors are elected by a plurality of the affirmative votes cast by those shares present in person, or represented by proxy, and entitled to vote at the Annual Meeting. The four nominees for director receiving the highest number of affirmative votes will be elected. Abstentions and broker non-votes will not be counted toward a nominee's total. Stockholders may not cumulate votes in the election of directors.

           PROPOSAL 2. Ratification of the appointment of Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending March 31, 1999 requires the affirmative vote of a majority of those shares present in person, or represented by proxy, and cast either affirmatively or negatively at the Annual Meeting. Abstentions and broker non-votes will not be counted as having been voted on the proposal.

PROXIES

           Whether or not you are able to attend the Company's Annual Meeting, you are urged to complete and return the enclosed proxy, which is solicited by the Company's Board of Directors and which will be voted as you direct on your proxy when properly completed. In the event no directions are specified, such proxies will be voted

FOR the Nominees of the Board of Directors (as set forth in Proposal No. 1), FOR Proposal No. 2 and in the discretion of the proxy holders as to other matters that may properly come before the Annual Meeting. You may also revoke or change your proxy at any time before the Annual Meeting. To do this, send a written notice of revocation or another signed proxy with a later date to the Secretary of the Company at the Company's principal executive offices before the beginning of the Annual Meeting. You may also automatically revoke your proxy by attending the Annual Meeting and voting in person. All shares represented by a valid proxy received prior to the Annual Meeting will be voted.

SOLICITATION OF PROXIES

           The Company will bear the entire cost of solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy, and any additional soliciting material furnished to stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs of forwarding the solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram, or other means by directors, officers, employees or agents of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

                                 PROPOSAL NO. 1


                              ELECTION OF DIRECTORS

           The persons who are being nominated for election to the Board of Directors (the "Nominees"), their ages as of June 22, 1998, their positions and offices held with the Company and certain biographical information are set forth below. The proxy holders intend to vote all proxies received by them in the accompanying form FOR the Nominees listed below unless otherwise instructed. In the event any Nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware of any Nominee who is unable or will decline to serve as a director. The four Nominees receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected directors of the Company to serve until the next Annual Meeting or until their successors have been duly elected and qualified.


NOMINEES                             AGE           POSITIONS AND OFFICES HELD WITH THE COMPANY
------------------------------       ---         -----------------------------------------------
James F. Clouser                      47         President, Chief Executive Officer and Director
Charles W. King, Jr.                  62         Chairman of the Board
Frederick J. Ruegsegger               42
James R. Yarter                       61         Director


           James F. Clouser joined SteriGenics in June 1988 as President and Chief Executive Officer. Previously, from 1984 to 1988 he served as Chief Operating Officer of Attain, Inc., a high technology start-up manufacturer of automatic test equipment for semiconductor devices. Mr. Clouser has a Bachelor of Science degree in electrical Engineering from Pennsylvania State University, a Masters of Business Administration degree in Finance from Wayne State University, and a Masters of Science degree in Accounting from Rochester Institute of Technology.

           Charles W. King, Jr., a founder of the Company, has been Chairman of the Board of SteriGenics since its inception. Mr. King is a private investor and real estate developer and has been a Managing Partner in Charles King & Associates since 1965.

           Frederick J. Ruegsegger has been the Senior Vice President, Finance and Corporate Development and Chief Financial Officer of AXYS Pharmaceuticals, Inc. since January 1998. Prior to that he served as Vice President, Finance and Administration and Chief Financial Officer of Arris Pharmaceutical Corporation from December 1996 until January 1998. From 1993 to 1996, he was President and Chief Executive Officer of EyeSys Technologies, Inc., a medical instrument and software company. Mr. Ruegsegger received a B.S. degree in Economics from the University of Illinois and a Master of Management from Northwestern University's Kellogg Graduate School of Management.

           James R. Yarter became a director of the Company in January 1998. Mr. Yarter has been a consultant to medical device manufacturers since April 1996. From October 1995 to April 1996, Mr. Yarter served as President and Chief Executive Officer of U.S. Medical, a medical device company. From February 1994 to October 1995, Mr. Yarter was President and Chief Executive Officer of BLOCK Medical, a medical device company. Mr. Yarter provided private consulting services to medical device manufacturers from 1990 to February 1994. Previously, Mr. Yarter served as a corporate officer at C.R. Bard, a medical equipment and supplies manufacturer.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

           During the fiscal year ended March 31, 1998, the Board of Directors held ten meetings and acted by written consent on two occasions. For such fiscal year, each of the directors during the term of their tenure attended or participated in at least 75% of the aggregate of (i) the total number of meetings or actions by written consent of the Board of Directors and (ii) the total number of meetings held by all Committees of the Board of Directors on which each such director served. The Board of Directors has two standing committees: the Audit Committee and the Compensation Committee.

           During the fiscal year ended March 31, 1998, the Audit Committee of the Board of Directors held two meetings. The Audit Committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company's accountants, the scope of the annual audits, fees to be paid to the Company's accountants, the performance of the Company's accountants and the accounting practices of the Company. The members of the Audit Committee during the fiscal year ended March 31, 1998 were Walter G. Kortschak and Thomas F. Stephenson. The members of the Audit Committee for the fiscal year ended March 31, 1999 will be James R. Yarter and Frederick J. Ruegsegger.

           During the fiscal year ended March 31, 1998, the Compensation Committee of the Board of Directors held two meetings. The Compensation Committee reviews the performance of the executive officers of the Company and reviews the compensation programs for other key employees, including salary and cash bonus levels and option grants under the 1997 Equity Incentive Plan. The Compensation Committee also administers the Company's stock option plans and Employee Stock Purchase Plan. The members of the Compensation Committee during the fiscal year ended March 31, 1998 were Walter G. Kortschak and Thomas F. Stephenson. The members of the Compensation Committee for the fiscal year ended March 31, 1999 will be James R. Yarter and Frederick J. Ruegsegger.

DIRECTOR COMPENSATION

           James R. Yarter, a director since January 1998, receives $2,000 per Board meeting with no additional compensation for designated committee meetings, assuming such meetings will occur at the time of regularly scheduled Board meetings. Mr. Ruegsegger will receive the same compensation as Mr. Yarter. The remaining directors receive no remuneration for serving on the Board of Directors, although directors are reimbursed for all reasonable expenses incurred by them in attending Board and committee meetings.

           Non-employee Board members are eligible for option grants pursuant to the provisions of the Automatic Option Grant Program under the Company's 1997 Equity Incentive Plan. Under the Automatic Option Grant Program, each individual who first becomes a non-employee Board member after the date of the Company's initial public offering will be granted an option to purchase 15,000 shares of the Company's Common Stock on the date such individual joins the Board ("Initial Grant"). In addition, at each Annual Meeting of Stockholders, each individual who will continue to serve as a member of the Board after such meeting will receive an additional option to purchase 3,000 shares of Common Stock ("Annual Grant"). However, a director will not receive an Annual Grant in the same calendar year that he received an Initial Grant. The exercise price for each option granted under the Automatic Option Grant Program will be equal to the fair market value per share of the Common Stock on the automatic grant date. Each Initial Grant will become vested and exercisable with respect to 24% of the option shares on the first anniversary of the date of grant and with respect to an additional 2% of the option shares upon the completion of each month of service thereafter, until the option is fully vested and exercisable 50 months after the date of grant. Each Annual Grant will become fully vested and exercisable on the first anniversary of the date of grant. Pursuant to the Automatic Option Grant Program, Mr. Yarter was granted an option to purchase 15,000 shares of Common Stock in January 1998 at an exercise price of $20.375 per share. Pursuant to the Automatic Option Grant Program, Mr. King will be granted an option to purchase 3,000 shares of Common Stock on August 5, 1998 and Mr. Ruegsegger will be granted an option to purchase 15,000 shares of Common Stock on August 5, 1998.

           Directors who are also employees of the Company are eligible to receive options and be issued shares of Common Stock directly under the 1997 Equity Incentive Plan and are also eligible to participate in the Company's Employee Stock Purchase Plan.

RECOMMENDATION OF THE BOARD OF DIRECTORS

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED HEREIN.

           STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth, as of May 31, 1998, certain information with respect to shares beneficially owned by (i) each person who is known by the Company to be the beneficial owner of more than five percent of the Company's outstanding shares of Common Stock, (ii) each of the Company's directors and the executive officers named in the Summary Compensation Table and (iii) all current directors and executive officers as a group. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within sixty (60) days of the date as of which the information is provided; in computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person's actual voting power at any particular date.


                                                                           SHARES BENEFICIALLY OWNED
                                                                            AS OF MAY 31, 1998(1)(2)
                                                              ----------------------------------------------
BENEFICIAL OWNER                                              NUMBER OF SHARES           PERCENTAGE OF CLASS
----------------                                              ----------------           -------------------
Charles W. King, III Trust
  c/o King Asset Management Corporation .......                    681,600                        8.9%
  1999 South Bascom Avenue, Ste. 925
  Campbell, CA 95008
Michael J. King Trust
  c/o King Asset Management Corporation .......                    681,600                        8.9%
  1999 South Bascom Avenue, Ste. 925
  Campbell, CA 95008 ..........................
Patricia Morley King Trust
  c/o King Asset Management Corporation .......                    681,600                        8.9%
  1999 South Bascom Avenue, Ste. 925
  Campbell, CA 95008 ..........................
Charles W. King, Jr. Revocable Trust
  c/o King Asset Management Corporation .......                    431,462                        5.6%
  1999 South Bascom Avenue, Ste. 925
  Campbell, CA 95008 ..........................
James F. Clouser(3) ...........................                    247,181                        3.1%
Donald A. Currie(4) ...........................                     14,968                          *
Eric W. Beers(5) ..............................                     20,980                          *
Eugene C. Davis(6) ............................                     13,429                          *
David E. Meyer(7) .............................                     32,270                          *
Charles W. King, Jr.(8) .......................                    431,462                        5.6%
Walter G. Kortschak(9) ........................                     51,630                          *
Thomas F. Stephenson(10) ......................                     68,315                          *
James R. Yarter ...............................                         --                         --
All current directors and executive officers as
a group (10 persons)(11) ......................                    897,408                       11.2%



-----------------------

*      Less than 1% of the outstanding shares of Common Stock.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of May 31, 1998 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing percentage ownership of each other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock. To the Company's knowledge, the entities named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2) Percentage ownership is based on 7,693,846 shares of Common Stock outstanding on May 31, 1998.

(3) Includes 244,535 shares of Common Stock issuable upon exercise of options that are currently exercisable or exercisable within 60 days of May 31, 1998.

(4) Includes 14,290 shares of Common Stock issuable upon exercise of options that are currently exercisable or exercisable within 60 days of May 31, 1998.

(5) Includes 18,200 shares of Common Stock issuable upon exercise of options that are currently exercisable or exercisable within 60 days of May 31, 1998.

(6) Includes 12,700 shares of Common Stock issuable upon exercise of options that are currently exercisable or exercisable within 60 days of May 31, 1998.

(7) Includes 29,250 shares of Common Stock issuable upon exercise of options that are currently exercisable or exercisable within 60 days of May 31, 1998.

(8) Mr. King does not have any beneficial ownership of the Charles W. King, III Trust, the Michael J. King Trust or the Patricia Morley King Trust.

(9) Includes 50,962 and 668 shares of Common Stock held of record by Summit Ventures III, L.P. and Summit Investors II, L.P., respectively. Mr. Kortschak, a director of the Company, is a general partner of Summit Partners, L.P., which, with its affiliates, manages Summit Ventures III, L.P. and Summit Investors II, L.P. (collectively, the "Summit Entities"). Mr. Kortschak disclaims beneficial ownership of shares held by the Summit Entities, except for his pecuniary interest therein.

(10) Includes 64,216 and 4,099 shares of Common Stock held of record by Sequoia Capital Growth Fund and Sequoia Technology Partners III, respectively. Mr. Stephenson, a director of the Company, is a general partner of Sequoia Partners (CF), which, with its affiliates, manages Sequoia Capital Growth Fund and Sequoia Technology Partners III (collectively, the "Sequoia Entities"). Mr. Stephenson disclaims beneficial ownership of shares held by the Sequoia Entities, except for his pecuniary interest therein.

(11) Includes 334,769 shares of Common Stock issuable upon exercise of options that are currently exercisable or exercisable within 60 days of May 31, 1998.



                          COMPENSATION COMMITTEE REPORT


           The Compensation Committee of the Company's Board of Directors (the "Committee") has the exclusive authority to establish the level of base salary payable to the Chief Executive Officer ("CEO") and the other executive officers of the Company and has the responsibility of approving the individual bonus programs to be in effect for the CEO and the other executive officers each fiscal year. In addition, the Committee administers the Company's 1997 Equity Incentive Plan under which option grants may be made to the CEO and the other executive officers and the Company's Employee Stock Purchase Plan under which the employees of the Company, including the CEO and the other executive officers, may purchase shares of the Company's Common Stock.

           For the fiscal year ended March 31, 1998, the process utilized by the Committee in determining executive officer compensation levels was based on the subjective judgment of the Committee. Among the factors considered by the Committee were the recommendations of the CEO with respect to the compensation of the Company's executive officers. However, the Committee made the final compensation decisions concerning such officers.

           GENERAL COMPENSATION POLICY. The Committee's fundamental policy is to offer the Company's executive officers competitive compensation opportunities based upon the financial performance of the Company, each officer's individual contribution to the financial success of the Company and personal performance and market conditions. It is the Committee's objective to have a significant portion of each officer's compensation contingent upon the Company's performance, as well as upon his or her own level of performance. Accordingly, each executive officer's compensation package consists of: (i) base salary, (ii) cash bonus awards and (iii) long-term stock-based incentive awards.

           BASE SALARY. The base salary for each executive officer is set on the basis of personal performance and the average salary levels in effect for comparable positions with companies having total revenues similar to the Company's. Each individual's base pay is positioned relative to the total compensation package, including cash bonus incentives and long-term stock-based incentives.

           ANNUAL CASH BONUSES. Each executive officer has an established cash bonus target. The annual pool of bonuses for executive officers is determined on the basis of personal objectives established for each executive as well as the Company's achievement of the financial performance targets established at the start of the fiscal year. Actual bonuses paid reflect an individual's accomplishment of both functional and corporate objectives.

           LONG-TERM INCENTIVE COMPENSATION. During the fiscal year ended March 31, 1998, the Committee, in its discretion, made option grants to the CEO and the other Named Officers, Messrs. Clouser, Beers, Davis, Meyer and Currie, under the 1997 Equity Incentive Plan as a bonus for their personal contributions towards the Company's successful initial public offering of its Common Stock. Option grants are generally made at varying times and in varying amounts in the discretion of the Committee. Typically, the size of each grant is set at a level that the Committee deems appropriate to create a meaningful opportunity for stock ownership based upon the individual's position with the Company, the individual's potential for future responsibility and promotion, the individual's performance in the recent period and the number of unvested options held by the individual at the time of the new grant. The relative weight given to each of these factors will vary from individual to individual at the Committee's discretion.

           Each grant allows the officer to acquire shares of the Company's Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time. Each option vests as to 24% of the option shares upon the completion of 12 months of service and as to 2% of the option shares upon the completion of each month of service thereafter. Thus, the vesting of each option is contingent upon the executive officer's continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he or she remains in the Company's employ, and then only if the market price of the Company's Common Stock appreciates over the option term.

           CEO COMPENSATION. The annual base salary for Mr. Clouser, the Company's President and CEO, was established by the Board prior to the Company's initial public offering. The Committee's decision was made primarily on the basis of Mr. Clouser's personal performance of his duties. The option for 125,000 shares of the Company's Common Stock was granted to Mr. Clouser as a result of his significant contributions during the fiscal year ended March 31, 1998, including leading the Company's initial public offering of its securities. The option grant made to the CEO during the fiscal year ended March 31, 1998 was also intended to reflect his years of service with the Company and to place a significant portion of his total compensation at risk, because the options will have no value unless there is appreciation in the value of the Company's Common Stock over the option term.

           The remaining components of the CEO's fiscal year incentive compensation were dependent upon the Company's financial performance as well as personal objectives and provided no dollar guarantees. The bonus paid to the CEO for the fiscal year was based on the same incentive plan for all other executive officers. Each year, the annual incentive plan is reevaluated with a new achievement threshold and new targets for revenue and profit.

           TAX LIMITATION. Under the Federal tax laws, a publicly-held company such as the Company will not be allowed a federal income tax deduction for compensation paid to certain executive officers to the extent that compensation exceeds $1 million per officer in any year. To qualify for an exemption from the $1 million deduction limitation, the stockholders were asked to approve a limitation under the Company's 1997 Equity

Incentive Plan on the maximum number of shares of Common Stock for which any one participant may be granted stock options per calendar year. Because this limitation was adopted, any compensation deemed paid to an executive officer when he exercises an outstanding option under the 1997 Equity Incentive Plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation that will not be subject to the $1 million limitation. Since it is not expected that the cash compensation to be paid to the Company's executive officers for the fiscal year ended March 31, 1998 will exceed the $1 million limit per officer, the Committee will defer any decision on whether to limit the dollar amount of all other compensation payable to the Company's executive officers to the $1 million cap.

                                           Compensation Committee

                                           Walter G. Kortschak
                                           Thomas F. Stephenson




           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee of the Company's Board of Directors was formed in June 1997, and the members of the Compensation Committee during the fiscal year ended March 31, 1998 were Messrs. Walter G. Kortschak and Thomas F. Stephenson. Neither of these individuals was at any time during the fiscal year ended March 31, 1998, or at any other time, an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.


                             STOCK PERFORMANCE GRAPH

           The graph set forth below compares the cumulative total stockholder return on the Company's Common Stock between August 14, 1997 (the date the Company's Common Stock commenced public trading) and March 31, 1998, with the cumulative total return of (i) the CRSP Total Return Index for the Nasdaq Stock Market (U.S. Companies) (the "Nasdaq Stock Market-U.S. Index") and (ii) the S&P Major Market Index (the "S&P Market Index"), over the same period. This graph assumes the investment of $100.00 on August 14, 1997 in the Company's Common Stock, the Nasdaq Stock Market-U.S. Index and the S&P Market Index, and assumes the reinvestment of dividends, if any.

           The comparisons shown in the graph below are based upon historical data. The Company cautions that the stock price performance shown in the graph below is not indicative of, nor intended to forecast, the potential future performance of the Company's Common Stock. Information used in the graph was obtained from Standard & Poor's Compustat Total Return Service, a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

  COMPARISON OF CUMULATIVE TOTAL RETURN AMONG STERIGENICS INTERNATIONAL, INC.,
        THE NASDAQ STOCK MARKET-U.S. INDEX AND THE S&P MAJOR MARKET INDEX


                            TOTAL SHAREHOLDER RETURN

                                                   INDEXED RETURNS
                                    BASE            YEARS ENDING
                                   PERIOD
COMPANY / INDEX                   13-AUG-97             MAR98
------------------------------------------------------------------
STERIGENICS INT'L. INC               100               183
S&P 500 INDEX                        100               120
NASDAQ                               100               116



           The Company effected its initial public offering of Common Stock on August 13, 1997 at a price of $12.00 per share. The graph above, however, commences with the closing price of $12.875 per share on August 14, 1997 - the date the Company's Common Stock commenced public trading.

           Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings made by the Company under those statutes, the Compensation Committee Report and Stock Performance Graph shall not be deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

           The following Summary Compensation Table sets forth information concerning cash and non-cash compensation earned during the fiscal year ended March 31, 1998 by the Company's Chief Executive Officer and each of the Company's other four highest paid executive officers whose total compensation for services in all capacities to the Company exceeded $100,000 during such year (collectively, the "Named Officers").


                           SUMMARY COMPENSATION TABLE


                                                                                                              LONG-TERM
                                                                                                             COMPENSATION
                                                                                                             ------------
                                                                                                                AWARDS
                                                                                                             ------------
                                                                                                               NUMBER OF
                                                                                                               SECURITIES
                                                                      ANNUAL COMPENSATION                      UNDERLYING
                                                             ----------------------------------------          ----------
               NAME AND PRINCIPAL POSITION                   YEAR        SALARY($)(1)        BONUS($)          OPTIONS (#)
               ---------------------------                   ----          --------          --------           -------
               James F. Clouser                              1998          $203,890          $ 89,834           125,000
                 President, Chief Executive Officer          1997           179,667            89,834                --
                 and Director

               Eric W. Beers                                 1998           114,467            43,163            17,500
                 Senior Vice President                       1997            95,918            43,163             5,000
                 of Engineering

               Eugene C. Davis                               1998           106,070            39,642             7,500
                 Vice President of Operations,               1997            99,105            39,642             5,000
                 Western Region

               David E. Meyer                                1998           111,654            48,055            15,000
                 President of Medical Products               1997            96,088            48,044             5,000
                 Division

               Donald A. Currie                              1998            97,712            17,006            12,500
                 Vice President of Operations,               1997            84,832            16,964             2,000
                 Eastern Region

----------
(1) Salary includes amounts deferred under the Company's 401(k) Plan.

STOCK OPTIONS GRANTED IN FISCAL 1998

           The following table provides information concerning grants of options to purchase the Company's Common Stock made during the fiscal year ended March 31, 1998 to the Named Officers. No stock appreciation rights were granted during such fiscal year to the Named Officers.


                                                  OPTION GRANTS IN FISCAL YEAR 1998


                                                    INDIVIDUAL GRANTS(1)                              POTENTIAL REALIZABLE
                                    --------------------------------------------------------             VALUE AT ASSUMED
                                    NUMBER OF       % OF TOTAL                                         ANNUAL RATES OF STOCK
                                    SECURITIES        OPTIONS                                           PRICE APPRECIATION
                                    UNDERLYING       GRANTED TO       EXERCISE                          FOR OPTION TERM(2)
                                      OPTIONS        EMPLOYEES         PRICE      EXPIRATION         -------------------------
          NAME                       GRANTED(#)    IN FISCAL 1998  PER SHARE($)(3)  DATE             5%($)              10%($)
          ----                       ----------    --------------  ---------------  ----             -----              ------
          James F. Clouser .......... 125,000           27.9%       $   10.80      7/9/07         $  849,008         $2,151,552

          Eric W. Beers .............  17,500            3.9            10.80      7/9/07            118,861            301,217

          Eugene C. Davis ...........   7,500            1.7            10.80      7/9/07             50,940            129,093

          David E. Meyer ............  15,000            3.4            10.80      7/9/07            101,881            258,186

          Donald A. Currie ..........  12,500            2.8            10.80      7/9/07             84,901            215,155

----------

(1) The Company granted options to purchase 447,000 shares of Common Stock during the fiscal year ended March 31, 1998. The plan administrator has the discretionary authority to reprice the options through the cancellation of those options and the grant of replacement options with an exercise price based on the fair market value of the option shares on the regrant date. The options have a maximum term of 10 years measured from the option grant date, subject to earlier termination in the event of the optionee's cessation of service with the Company. The plan administrator has the discretion to accelerate the vesting of options upon a change in control.

(2) The assumed 5% and 10% rates of stock price appreciation are provided in accordance with rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall market conditions and the option holders' continued employment through the vesting period. This table does not take into account any appreciation in the price of the Common Stock from the date of grant to the current date. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the Named Officers.

(3) All options were granted at an exercise price equal to the fair market value of the Company's Common Stock as determined by the Board of Directors of the Company on the date of grant. The exercise price may be paid in cash, check, promissory note, in shares of the Company's Common Stock valued at fair market value on the exercise date or a broker-assisted cashless exercise procedure. The options vest with respect to 24% of the option shares upon the completion of one year of service after the option grant date and with respect to 2% of the option shares upon completion of each month of service thereafter for the next 38 months.

OPTION EXERCISES AND FISCAL 1998 YEAR-END VALUES

           The following table provides the specified information concerning options exercised during the fiscal year ended March 31, 1998 and unexercised options held as of March 31, 1998 by the Named Officers:


                   AGGREGATED OPTION EXERCISES IN FISCAL 1998
                         AND FISCAL 1998 YEAR-END VALUES



                                                                  NUMBER OF
                                       VALUE REALIZED         SECURITIES UNDERLYING           VALUE OF UNEXERCISED
                           SHARES      (MARKET PRICE AT        UNEXERCISED OPTIONS            IN-THE-MONEY OPTIONS
                         ACQUIRED ON    EXERCISE LESS            AT FY-END (#)                  AT FY-END ($)(1)
                                                          -----------------------------    -----------------------------
NAME                     EXERCISE (#)  EXERCISE PRICE)    EXERCISABLE     UNEXERCISABLE    EXERCISABLE     UNEXERCISABLE
----                     ------------  ---------------    -----------     -------------    -----------     -------------
James F. Clouser....       75,000       $  900,000          218,911          131,089       $3,722,907       $1,504,122
Eric W. Beers.......           --               --           14,200           25,800          242,820          337,930
Eugene C. Davis.....           --               --           12,300           15,200          210,330          215,670
David E Meyer.......        2,000           23,000           24,450           21,050          416,545          271,455
Donald A. Currie....           --               --           12,190           15,310          207,699          188,051


(1) Based on the fair market value of the Company's Common Stock per share at March 31, 1998 ($22.00) less the exercise price per share payable for such shares.


             EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL ARRANGEMENTS

           None of the Company's executive officers have employment or severance agreements with the Company, and their employment may be terminated at any time at the discretion of the Board of Directors.

           The Compensation Committee has the authority under the 1997 Equity Incentive Plan to accelerate the exercisability of outstanding options, or to accelerate the vesting of the shares of Common Stock subject to outstanding options, held by all optionees, including the Chief Executive Officer and the other Named Officers, in the event of a change in control.

                                 PROPOSAL NO. 2

                     RATIFICATION OF INDEPENDENT ACCOUNTANTS

           The Company is asking the stockholders to ratify the appointment of Ernst and Young LLP as the Company's independent public accountants for the fiscal year ending March 31, 1999. The affirmative vote of the holders of a majority of shares present or represented by proxy and voting at the Annual Meeting will be required to ratify the appointment of Ernst and Young LLP.

           In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the appointment is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors feels that such a change would be in the Company's and its stockholders' best interests.

           Ernst and Young LLP has audited the Company's financial statements since fiscal year 1991. Its representatives are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD OF DIRECTORS

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF ERNST AND YOUNG LLP TO SERVE AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING MARCH 31, 1999.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

AGREEMENTS WITH DIRECTORS AND EXECUTIVE OFFICERS

           The Company has leased its Tustin, California facility since April 1980 from Charles King & Associates, an entity of which Charles W. King, Jr., a director and major stockholder of the Company, is an affiliate. In June 1997, the Company executed a five year lease, with a term that expires in the year 2002, that provides for payments of approximately $21,000 per month. Lease payments were $219,000 in each of the fiscal years ended March 31, 1996 and 1997, and $227,000 in fiscal year ended March 31, 1998.

           The Company has leased its Schaumburg, Illinois facility since January 1982 from Charles King & Associates, an entity of which Charles W. King, Jr., a director and major stockholder of the Company, is an affiliate. In June 1997, the Company executed a five year lease, with a term that expires in the year 2002, that provides for payments of approximately $13,900 per month. Lease payments were $253,000 in each of the fiscal years ended March 31, 1996 and 1997, and $180,000 in fiscal year ended March 31, 1998.

           Through June 29, 1997 and February 28, 1998, Charles W. King, Jr. guaranteed bank letters of credit related to IRBs issued by the Company for approximately $31.5 million and $5.3 million, respectively, for several of the Company's facilities. Mr. King received no consideration for the guarantee of these IRBs.

           The Company used $1.5 million of the net proceeds of the Company's initial public offering to redeem 15,000 shares of Series A Preferred Stock. The Charles W. King, Jr. Revocable Trust, of which Mr. King is the trustee and beneficiary, was the sole holder of the Series A Preferred Stock.

           The Company believes that all of the transactions set forth above were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. All future transactions, including loans between the Company and its officers, directors, principal stockholders and their affiliates will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside directors on the Board of Directors, and will continue to be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

           The members of the Board of Directors, the executive officers of the Company and persons who hold more than 10% of the Company's outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, which require them to file reports with respect to their ownership of the Company's Common Stock and their transactions in such Common Stock. Based upon (i) the copies of Section 16(a) reports that the Company received from such persons for their transactions in the Common Stock and their Common Stock holdings during the fiscal year ended March 31, 1998 and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for the fiscal year ended March 31, 1998, the Company believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by its executive officers, Board members and greater than ten-percent stockholders, except that the following individuals filed a Form 3 that was late by one day: Charles W. King, James F. Clouser, David E. Meyer, Edward M. Miller, Jr., Lisa C. Foster, Eugene C. Davis, Donald A. Currie, Eric W. Beers, Thomas F. Stephenson, Walter G. Kortschak, Summit Investors II, L.P. and Summit Investors III, L.P.; and Thomas F. Stephenson filed one Form 4 late, reporting one transaction.

                                    FORM 10-K

           THE COMPANY WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF THE COMPANY'S FORM 10-K REPORT FOR FISCAL YEAR ENDED MARCH 31, 1998, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULE AND LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO STERIGENICS INTERNATIONAL, INC., 4020 CLIPPER COURT, FREMONT, CALIFORNIA 94538, ATTN: INVESTOR RELATIONS.

                  STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

           Stockholder proposals that are intended to be presented at the 1999 Annual Meeting that are eligible for inclusion in the Company's proxy statement and related proxy materials for that meeting under the applicable rules of the Securities and Exchange Commission must be received by the Company not later than April 6, 1999, in order to be included. Such stockholder proposals should be addressed to SteriGenics International, Inc., 4020 Clipper Court, Fremont, California 94538, Attn: Director of Finance.

                                  OTHER MATTERS

           The Board knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

                                        BY ORDER OF THE BOARD OF DIRECTORS
                                        OF STERIGENICS INTERNATIONAL, INC.



Fremont, California
July 1, 1998

--------------------------------------------------------------------------------
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.


THANK YOU FOR YOUR ATTENTION TO THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING.
--------------------------------------------------------------------------------

PROXY                    STERIGENICS INTERNATIONAL, INC.                   PROXY
                     4020 CLIPPER COURT, FREMONT, CA 94538

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF STERIGENICS
                              INTERNATIONAL, INC.
        FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD AUGUST 5, 1998

    The undersigned holder of Common Stock, par value $0.001, of SteriGenics International, Inc. (the "Company") hereby appoints James F. Clouser and Carole-Lynn S. Glass, or either of them, proxies for the undersigned, each with full power of substitution, to represent and to vote as specified in this Proxy all Common Stock of the Company that the undersigned stockholder would be entitled to vote if personally present at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Wednesday, August 5th, 1998 at 9:00 a.m. local time, at the Four Points Sheraton Hotel, 5121 Hopyard Road, Pleasanton, California, and at any adjournments or postponements of the Annual Meeting. The undersigned stockholder hereby revokes any proxy or proxies heretofore executed for such matters.

    This proxy, when properly executed, will be voted in the manner as directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS AND FOR PROPOSAL 2, AND IN ACCORDANCE WITH THE DETERMINATION OF THE BOARD OF DIRECTORS AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. THE UNDERSIGNED STOCKHOLDER MAY REVOKE THIS PROXY AT ANY TIME BEFORE IT IS VOTED BY DELIVERING TO THE CORPORATE SECRETARY OF THE COMPANY EITHER A WRITTEN REVOCATION OF THE PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY APPEARING AT THE ANNUAL MEETING AND VOTING IN PERSON.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE DIRECTORS AND "FOR" PROPOSAL 2. TO VOTE AT THE ANNUAL MEETING IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS OF STERIGENICS INTERNATIONAL, INC., YOU MAY SIGN AND DATE THE REVERSE SIDE OF THIS CARD WITHOUT CHECKING ANY BOX.

    PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE. IF YOU RECEIVE MORE THAN ONE PROXY CARD, PLEASE SIGN AND RETURN ALL CARDS IN THE ENCLOSED ENVELOPE.

                  (Continued and to be signed on reverse side)

   [X] PLEASE MARK VOTES AS IN THIS EXAMPLE

1. To elect the following directors to serve for a term ending upon the 1999 Annual Meeting of Stockholders or until their successors are elected and qualified: Nominees: James F. Clouser, Charles W. King, Jr., Frederick J. Ruegsegger and James R. Yarter

   [ ] FOR      [ ] WITHHELD      [ ] FOR all nominees, except for nominees
   written below.

   -----------------------------------------------------------------------------
                               NOMINEE EXCEPTION(S).

2. To ratify the appointment of Ernst and Young LLP as the Company's independent accountants for the fiscal year ending March 31, 1999.

   [ ] FOR      [ ] AGAINST        [ ] ABSTAIN

   In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

   The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.
                                                 Date:

                                           -------------------------------, 1998

                                                 Signature:
                                                 -------------------------------

                                                 Signature (if held jointly):

                                                 -------------------------------

                                                 Please date and sign exactly as
                                                 your name(s) is (are) shown on
                                                 the share certificate(s) to
                                                 which the Proxy applies. When
                                                 shares are held as
                                                 joint-tenants, both should
                                                 sign. When signing as an
                                                 executor, administrator,
                                                 trustee, guardian, attorney-in
                                                 fact or other fiduciary, please
                                                 give full title as such. When
                                                 signing as a corporation,
                                                 please sign in full corporate
                                                 name by President or other
                                                 authorized officer. When
                                                 signing as a partnership,
                                                 please sign in partnership name
                                                 by an authorized person.